                                                                     Exhibit 4.6
                                    TUNES.COM INC.

                                STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made as of this ____day of ____, _____ (the "Issue Date"), between Tunes.com Inc., a Delaware corporation (the "Corporation"), and __________, an employee of the Corporation ("Participant").

                                      RECITALS:

     A. The Corporation has adopted the Amended and Restated _____ Stock Option Plan of Tunes.com Inc. (the "Plan"), a copy of which is attached as EXHIBIT A and made a part of this Agreement.

     B. The Corporation has granted to Employee additional options pursuant to the terms and conditions of a separate agreement.^


                                     AGREEMENTS:

     In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. DEFINITIONS. Certain capitalized terms used in this Agreement are defined in this Agreement. All other capitalized terms that are used but not defined in this Agreement have the meanings assigned to them in the Plan.

     2. GRANT OF OPTION. The Corporation hereby grants to Participant the right and option to purchase all or any part of _______(________) shares of Common Stock on the terms and conditions set forth in the Plan (except as expressly provided in Section 5(a) of this Agreement) and this Agreement, such number being subject to adjustment as provided in the Plan (the "Option Shares"). The Option shall be a nonqualified stock option within the meaning of the Code.

     3. PURCHASE PRICE. The purchase price of the Option Shares shall be $______ per Option Share.

     4. TERM OF OPTION. The term of the Option (the "Option Term") shall be for a period of ten years from the Issue Date, subject to earlier termination as provided in the Plan. In no event shall the Option be exercised after the expiration of the Option Term.

     5. RIGHT TO PURCHASE OPTION SHARES. Subject to the limitations provided in the Plan and this Agreement, the Option shall vest and become exercisable as provided in this Section 5.

Participant shall exercise his or her right to purchase Option Shares by delivering written notice to the Corporation in accordance with Section 6 of this Agreement, together with payment for such shares in accordance with Section 8 of the Plan and applicable income tax withholding amounts in accordance with
Section 10 of the Plan.

          (a) VESTING OF OPTION. Participant is not entitled to purchase Option Shares until (and only to the extent) the Option vests and becomes exercisable. The Option shall fully vest and become exercisable on ______ __,
______.

          (b) REQUIRED REGISTRATIONS AND CONSENTS. If at any time the Administrator shall determine, in its sole discretion, that (i) the listing, registration, or qualification of the Option Shares upon any Stock Exchange or under any state or federal law, or (ii) the consent or approval of any governmental regulatory body, or (iii) obtaining an investment intent representation or other undertaking from Participant is necessary or desirable as a condition of, or in connection with, the exercise of the Option hereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval, representation or undertaking shall have been effected or obtained free of any conditions not acceptable by the Administrator.

     6.   METHOD OF EXERCISING OPTION.

          (a) DELIVERY OF NOTICE. Subject to the terms and conditions of this Agreement and the Plan, the Option must be exercised by delivering notice to the Corporation, which notice must be in writing and personally delivered or sent by registered or certified mail, return receipt requested, to the Secretary of the Corporation at Tunes.com Inc., 640 North LaSalle Street, Suite 560, Chicago, IL 60610 (or to the address of the principal office of the Corporation, if different from the address set forth herein). The notice shall be deemed to be made when the Corporation or its successor in interest receives the letter or within three days after it is sent by certified or registered mail, return receipt requested, whichever is earlier.

          (b) CONTENTS OF NOTICE. Such notice shall state the election to exercise the Option, the number of Option Shares in respect of which it is being exercised, and the name or names of the person or persons in whose name or names the stock certificates are to be issued. The notice shall be signed by the person or persons exercising the Option and shall include each such person's address for receipt of a certificate representing such shares. The notice shall be accompanied by a photocopy of this Agreement and payment of the full exercise price of such shares (including payment of applicable withholding obligations).

          (c) PROOF OF RIGHT TO EXERCISE. In the event the Option shall be exercised by anyone other than Participant, such notice shall be accompanied by appropriate proof, as determined by the Administrator in its sole discretion, of the right of such person to exercise the Option.

          (d) ADDITIONAL DELIVERIES. In addition to the notice provided for in this Section 6 and payment of the exercise price, the Participant (or any other person who is entitled to receive

Option Shares under the Option granted to the Participant) must execute and deliver to the Corporation (i) written evidence of his or her agreement to be bound by the Amended and Restated Stockholders' Agreement, dated as of May 4, 1999, as amended, by and between the Company and certain of its stockholders, a copy of which is attached as EXHIBIT B and made a part of this Agreement, as the same may be amended from time to time, with respect to the Option Shares, and
(ii) an investor's representation letter in such form as is acceptable to the Administrator, each as provided in Section 15 of the Plan. No Option Shares will be issued by the Company unless it first receives such deliveries.

     7.   INTERPRETATION OF PLAN AND AGREEMENT.

          (a) ADMINISTRATOR'S DECISIONS. All determinations and interpretations made by the Administrator, with regard to any questions arising hereunder or under the Plan, shall be binding and conclusive on Participant, and his or her successors, legal representatives and beneficiaries.

          (b)  PARTICIPANT BOUND BY PLAN.  Except as otherwise provided in
Section 5(a) of this Agreement, the terms and conditions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. Participant acknowledges that he or she has received a copy of the Plan, and is bound by its terms and conditions. Participant represents that he or she has read the Plan and has had the opportunity to ask questions of the Company about the Plan. Except as otherwise provided in Section 5(a) of this Agreement, the Option is subject to all terms and conditions of the Plan and this Agreement, each as is now in effect or later amended.

     8. BINDING ON SUCCESSORS AND ASSIGNS; TRANSFERABILITY. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation. Except to the extent permitted under the Plan, the rights of Participant under this Agreement shall not be transferable.

     9. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which constitute one and the same document.

     10. ASSIGNMENT. This Agreement shall not be assignable by Participant or his executors, administrators, successors and heirs.

     11. SECTION HEADINGS. The Section headings of this Agreement are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

     12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without violating the remainder of this Agreement.

     13. GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois.

     14. FINAL AGREEMENT. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

     IN WITNESS WHEREOF, the Corporation and Participant have executed this Stock Option Agreement as of the day and year first above written.

                                   TUNES.COM INC.


                                   By:
                                        ------------------------------------
                                   Its:
                                        ------------------------------------

                                   PARTICIPANT


                                   -----------------------------------------
                                   [name of participant]

ATTACHMENTS:
EXHIBIT A - AMENDED AND RESTATED _____ STOCK OPTION PLAN OF TUNES.COM INC. EXHIBIT B - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT



                      [signature page to Stock Option Agreement]